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                        ENERGYNORTH, INC.

              DIRECTOR INCENTIVE COMPENSATION PLAN


     This Director Incentive Compensation Plan has been adopted on February 5, 1997 by the Board of Directors of EnergyNorth,
Inc. for the benefit of its Non-Employee Directors.

1.       DEFINITIONS.

    The following terms shall have the following meanings:

         1.1     "Committee" shall mean the Compensation
         Committee of the Board of Directors of the Company.

         1.2     "Company" shall mean EnergyNorth, Inc.

         1.3 "Common Stock" shall mean the $1.00 common stock of the Company.

         1.4 "Earnings" shall mean net income of the Company, as shown on the Company's audited financial statement.

         1.5     "Effective Date" shall mean February 5, 1997.

         1.6 "Incentive Award" shall mean awards of Shares granted to Participants pursuant to the terms of the Plan.

         1.7 "Non-Employee Director" shall mean a director of the Company who (i) is not an officer of the Company, its parent or any of its subsidiaries, or otherwise employed by the Company, its parent or any of its subsidiaries, and (ii) does not receive compensation directly from the Company, its parent or any of is subsidiaries, for services rendered in any capacity other than as a director, except for an amount not in excess of $60,000 per year.

         1.8 "Participant" shall have the meaning set forth in Section 6 of the Plan.

         1.9 "Peer Group" shall mean a group of natural gas distribution companies selected by the Committee for their reasonable comparability to the Company, as shown on Exhibit A, as it may be amended from time to time.

         1.10    "Plan" shall mean the EnergyNorth, Inc. Director
         Incentive Compensation Plan.

         1.11 "Plan Year" shall mean the Company's fiscal year during each year of the term of the Plan, beginning with the fiscal year ending September 30, 1997.

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         1.12    "Shares" shall mean shares of the Company's
         Common Stock, granted as Incentive Awards.

         1.13 "Total Return" shall mean the sum of (i) all cash dividends paid per share for the three (3) year period ending on the last day of the most recently concluded fiscal year plus (ii) the aggregate increase (or decrease) in the per share price for the three (3) year period ending on the last day of the most recently concluded fiscal year, expressed as a percentage of the per share price on the first day of such three-year period. Per share prices shall be determined by averaging the closing prices for the ten trading days ending on the first or last day of the three-year period, as the case may be.

2.  PURPOSE.

    The Plan is intended to compensate Non-Employee Directors based upon the performance of the Company with share ownership in the Company.

3.  TERM.

    The Plan was approved by the Company's Board of Directors on February 5, 1997 (the "Effective Date"). The Plan shall expire on September 30, 2006.

4.  SHARES SUBJECT TO PLAN.

    The number of shares of the Common Stock that may be awarded under the Plan is 20,000.

5.  PLAN ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee of the Company's Board of Directors. The Committee shall have full power to construe and interpret the Plan and to establish rules and regulations for its administration. The Committee's determination on the foregoing matters shall be by a majority of the Committee, and its determinations and decisions shall be final and binding upon all persons. Notwithstanding the foregoing or any other provision of the Plan, no Incentive Award shall be made by the Committee without the prior approval of a majority of the members of the Board of Directors of the Company.

6.  ELIGIBLE DIRECTORS.

    Subject to Article 7, Incentive Awards shall be granted to all Non-Employee Directors who served as Non-Employee Directors of the Company for the entire Plan Year upon which the Incentive Award is based (a "Participant"). Further, Incentive Awards may be granted to such Non-Employee Directors who served as Non-Employee Directors of the Company for less than the entire Plan Year

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upon which an Incentive Award is based, as may be determined by the Committee (also a "Participant").

7.  INCENTIVE AWARDS.

    All Participants (as determined in accordance with Article 6) shall receive One Hundred (100) Shares as compensation for services as a director each Plan Year, provided that:

         7.1 The Company's Total Return for the Plan Year exceeds the median Total Return of the Peer Group for the same period; and

         7.2     The Company's Earnings for the Plan Year
         (adjusting for events determined by the Committee to be nonrecurring, extraordinary events) exceed the total dividends on Company Common Stock paid during the Plan
         Year.

8.  PAYMENT OF INCENTIVE AWARDS.

    Within a reasonable time after all necessary information is available to the Committee following each Plan Year, but no later than December 31 immediately following the end of the previous Plan Year, the Committee shall determine the Incentive Award grants for the previous Plan Year in accordance with the provisions of the Plan, which awards shall be subject to the prior approval of a majority of the members of the Board of Directors of the Company. Shares granted as an Incentive Award for a Plan Year shall be issued as compensation, without payment by Participants of additional consideration, no later than December 31 immediately following the end of the previous Plan Year.

9.  CORPORATE CHANGES.

    The Company's Board of Directors shall adjust the number of Shares subject to the Plan to give effect to any stock dividends, stock splits, stock combinations, recapitalizations, or other such changes in the Company's capital structure.

10. TERMINATION OR AMENDMENT.

    The Board of Directors may at any time suspend, reinstate, or terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, except that no such termination or amendment shall adversely affect or impair any right to receive Shares with respect to Plan Years then ended or affect or impair then issued and outstanding Shares.

11. DIRECTORSHIP.

    Nothing in the Plan shall confer upon any director the right to his or her directorship.

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12. OTHER PLANS.

    The adoption of the Plan shall not affect any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

13. INDEMNIFICATION.

    In addition to other rights of indemnification as directors or otherwise, the members of the Committee shall at all times be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the assertion of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they, or any of them, may be a party by reason of any action taken or failure to act in connection with the Plan and against all amounts paid by them in settlement thereof approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, provided that within sixty (60) days after institution of such action, suit or proceeding, the member shall make written offer to the Company to handle and defend the same at its own expense.

14. SECTION 16 COMPLIANCE

    With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934. To the extent any provisions of the Plan or action by the Committee fails to so comply, such provision shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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                       EnergyNorth, Inc.
              Director Incentive Compensation Plan

                           EXHIBIT A
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